Exhibit 3.1

FIRST AMENDED AND RESTATED BYLAWS

OF

WORKHORSE GROUP INC. (the “Corporation”)

Adopted by the Board of Directors

These First Amended Bylaws of the Corporation amend, restate and replace all prior bylaws.

Article I
OFFICES

The principal office for the transaction of business of the Corporation may be at any such location as the Board of Directors may from time to time determine or the business of the Corporation may require. The Corporation may have other offices at such places as the Board of Directors may from time to time determine.

Article II
STOCKHOLDERS' MEETINGS

2.1	ANNUAL MEETINGS

2.1.1 The annual meeting of the stockholders shall be held at such time, date and place within or without the State of Nevada as may be designated by the Board of Directors and in the notice of such meeting. The business to be transacted at such meeting shall be the election of directors and such other business as may properly be brought before the meeting.

2.1.2 At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder at any time that the Corporation is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “1934 Act”), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Corporation fewer than 70 days prior to the date of such annual meeting, the close of business on the tenth 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. At any time that the Corporation is subject to the reporting requirements of 1934 Act, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to the 1934 Act, in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

2.1.3 For purposes of this Section 2.1.2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

2.2	SPECIAL MEETINGS

2.2.1 Special meetings of the shareholders for any purpose may be called at any time by a majority of the members of the Board of Directors. Such meetings shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as may be designated in the notice of meeting.

2.2.2 Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.2.3 For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 8.8 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Nevada law. An agent so appointed need not be a stockholder.

2.2.4 If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if 2 or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, as provided in the NRS 78.352. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

2.2.5 ORGANIZATION

(a) At every meeting of stockholders, the Chairman of the Board of Directors or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.3	UNDELIVERABLE NOTICE OF MEETINGS

No notice to a stockholder is required if notices of two consecutive annual meetings and interim notices have been returned undeliverable pursuant to NRS 78.370(6).

2.4	QUORUM

The holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

2.5	VOTING RIGHTS

Except as may be otherwise provided in the Corporation's Articles of Incorporation, Bylaws or by the Laws of the State of Nevada, each stockholder shall be entitled to one (1) vote for each share of voting stock registered in his name on the books of the Corporation, and the affirmative vote of a majority of voting shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

2.6	PROXIES

At any stockholders’ meeting, stockholders may designate proxies in writing or by electronic record pursuant to NRS 78.355.

2.7	VOTING PROXIES

Subject to any voting rights that may be granted to a holder of shares of a series of the Corporation’s preferred stock then outstanding, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. At any meeting of Stockholders, all matters, except as otherwise provided by any provision of the Articles of Incorporation or these By-laws subsequently adopted requiring a different proportion, the rules and regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any rules or regulations applicable to the Corporation or its securities, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, not to exceed seven years. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

2.8	VOTING PROCEDURES AND INSPECTORS OF ELECTION AT MEETINGS OF STOCKHOLDERS

The Board, in advance of any meeting of Stockholders, may appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the any court properly applying jurisdiction over the Corporation upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Article III
DIRECTORS

3.1	POWERS

Subject to the limitation of the Articles of Incorporation, of the Bylaws and of the Laws of the State of Nevada as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, a Board of at least one (1) Director.

3.2	ELECTION AND TENURE OF OFFICE

The number of directors which shall constitute the whole board shall consist of not less than one (1) and not more than twelve (12) directors as may be fixed from time to time by action of the Board of Directors. The Board of Directors may by resolution determine that the Board be classified into classes of directors. If so classified, directors shall be assigned to each class in accordance with a resolution adopted by the Board of Directors and elected for terms as set by the Board subject to the provisions of NRS 78.330(2).

Directors shall be elected at the annual meeting of stockholders during the year in which their terms expire and, except as provided in Section 3.3 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders. A Director need not be a resident of the State of Nevada.

3.3	REMOVAL AND RESIGNATION

3.3.1 Any Director may be removed by a stockholder vote representing not less than two-thirds of the voting power as provided by NRS 78.335.

3.3.2 Any Director may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4	VACANCIES

3.4.1 Unless otherwise provided in the Articles of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

3.5	PLACE OF MEETINGS AND MEETINGS BY TELEPHONE

Meetings of the Board of Directors may be held at any place within or without the State of Nevada that has been designated by the Board of Directors. In the absence of such designation, meetings shall be held at the principal office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, and all such Directors shall be deemed to be present in person at the meeting, so long as all Directors participating in the meeting can hear one another.

3.6	ANNUAL ORGANIZATIONAL MEETINGS

The annual organizational meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the stockholders. No notice of such meetings need be given.

3.7	OTHER REGULAR MEETINGS

There shall be no requirement for the Board of Directors to hold regular meetings, other than the annual organizational meeting.

3.8	SPECIAL MEETINGS - NOTICES

3.8.1 Special meetings of the Board of Directors for any purpose shall be called at any time by the President or if the President is absent or unable or refuses to act, by any Vice President or by any two Directors.

3.8.2 Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or other form of written communication at least forty- eight (48) hours before the meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

3.9	CONSENT TO DIRECTORS' MEETINGS AND ACTION WITHOUT MEETING

3.9.1 Any meeting is valid wherever held by the written consent of all persons entitled to vote thereat, given either before or after the meeting.

3.9.2 The transactions of any meetings of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if all the Directors are present, or if a quorum is present and either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof.

3.9.3 Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

3.9.4 All such waivers, consents, or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

3.10	QUORUM AND VOTING RIGHTS

So long as the Board of Directors is composed of one or two Directors, one of the authorized number of Directors constitutes a quorum for the transaction of business. If there are three or more Directors, a majority thereof shall constitute a quorum. Except as may be otherwise provided in the Corporation's Articles of Incorporation, Bylaws or by the Laws of the State of Nevada, the affirmative vote of a majority of Directors represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or resolution or for the determination of all questions and business which shall come before the meeting.

3.11	COMPENSATION

Directors may receive such reasonable compensation for their services as Directors and such reimbursement for expenses incurred in attending meetings as may be fixed from time to time by resolution of the Board of Directors. No such payment shall preclude a Director from serving in any other capacity and receiving compensation therefor.

3.12	COMMITTEES

3.12.1 The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Nevada Revised Statutes to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the Corporation.

3.12.2 The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

3.12.3 Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

3.12.4 Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.12 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

3.12.5 At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting

Article IV
OFFICERS

4.1	OFFICERS

The Board of Directors shall appoint a President, a Secretary, and a Treasurer. The Board of Directors, in their discretion, may also appoint a Chair of the Board, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, a Chief Technology Officer, one or more Vice Presidents and such other officers and assistant officers as they shall from time to time deem proper. Any two or more offices may be held by the same person. The Board may choose not to fill any of the other officer positions for any period.

4.2	APPOINTMENT AND TERM OF OFFICE

The officers of the Corporation shall be appointed by the Board of Directors at the organizational meeting of the Directors. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer’s death or until the officer resigns or is removed in the manner hereinafter provided.

4.3	REMOVAL

Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4	VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors.

4.5	CHAIR OF THE BOARD

The Chair of the Board, if there be such an office, shall, if present, preside at all meetings of the Board of Directors and meetings of the stockholders, and exercise and perform such other powers and duties as may be from time to time assigned to the Chair by the Board of Directors. In the event that there is no Chair of the Board designated or present, the Secretary of the Board of Directors shall preside over the meeting, or if there is no Secretary of the

Board of Directors designated or present at the meeting, the Directors present at any meeting of the Board of Directors shall designate a Director of their choosing to serve as temporary chair to preside over the meeting.

4.6	CHIEF EXECUTIVE OFFICER

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to another person or persons, the powers and duties of the Chief Executive Officer shall be:

(a) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation;

(b) To see that all orders and resolutions of the Board of Directors are carried into effect; and

(c) To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for the Corporation's shares; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

4.7	CHIEF FINANCIAL OFFICER OR TREASURER

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to another person or persons, the powers and duties of the Chief Financial Officer or Treasurer shall be:

(a) To keep accurate financial records for the Corporation;

(b) To deposit all money, drafts and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors;

(c) To endorse for deposit all notes, checks, drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor;

(d) To disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors;

(e) To render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and the financial condition of the Corporation; and

(f) To perform all other duties prescribed by the Board of Directors or the Chief Executive Officer.

4.8	PRESIDENT

Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated as the Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors. The President shall have the duty to call meetings of the stockholders or Board of Directors, as set forth in Articles II and III above, to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as the President shall deem proper.

4.9	VICE PRESIDENTS

In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation then in the order of their appointment) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to lime may be assigned to the Vice President by the President or by the Board of Directors. In the event there are no Vice Presidents, the Board of Directors may designate a member of the Board of Directors or another officer of the Corporation to serve in such capacity until a new President is appointed.

4.10	SECRETARY

The Secretary shall: (a) prepare and maintain the minutes and records of the stockholders' and Board of Directors' meetings, keep them in one or more books provided for that purpose and certify such proceedings as necessary; (b) authenticate such records of the Corporation as shall from time to time be required; (c) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (d) be custodian of the corporate records and of the corporate seal, if any, and see that the seal of the Corporation, if any, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) keep a register of the post office address of each stockholder; (f) if requested, sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or the Board of Directors.

4.11 CHIEF OPERATING OFFICER

If there shall be one, the Chief Operating Officer shall be generally responsible for the day-to-day conduct of the Corporation’s business, subject to supervision and direction by the Chief Executive Officer and President and shall see that all orders of the Chief Executive Officer and President are carried out.

4.12 CHIEF TECHNOLOGY OFFICER

If there shall be one, the Chief Technology Officer shall have responsibility for the intellectual property development, information systems and other duties as shall be assigned by the Board of Directors.

4.13	DELEGATION OF AUTHORITY

The Board of Directors may from time-to-time delegate the powers of any officer to any other officer or agent, notwithstanding any provision hereof, except as may be prohibited by law.

4.14	COMPENSATION

Officers shall be awarded such reasonable compensation for their services and provisions made for their expenses incurred in attending to and promoting the business of the Corporation as may be fixed from time to time by resolution of the Board of Directors.

Article V
RECORDS AND REPORTS - INSPECTION

5.1	INSPECTION OF BOOKS AND RECORDS

All books and records provided for by Nevada Revised Statutes shall be open to inspection of the directors and stockholders to the extent provided by such statutes.

5.2	CERTIFICATION AND INSPECTION OF BYLAWS

The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the stockholders of the Corporation in the manner provided by law.

5.3	CHECKS. DRAFTS, ETC.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

5.4	ANNUAL REPORT

The Board of Directors shall cause to be sent to the stockholders annual or other reports in such form as may be required by applicable law or deemed appropriate by the Board of Directors.

Article VI
AMENDMENTS TO BYLAWS

6.1 New Bylaws may be adopted or these Bylaws may be repealed or amended by a vote or the written assent of a majority of the Directors of the Corporation.

Article VII
CORPORATE SEAL

7.1 This Corporation shall have the power to adopt and use a common seal or stamp, and to alter the same, at the pleasure of the Board of Directors, the use or nonuse of a seal or stamp, whether or not adopted, shall not be necessary to, nor shall it in any way effect, the legality, validity or enforceability of any corporate action or document.

Article VIII
CERTIFICATES OF STOCK

8.1	FORM

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby, its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; and statement of liens or restrictions upon transfer or voting, if any; and, if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

8.2	EXECUTION

Every certificate for shares must be signed by the President or the Secretary or must be authenticated by facsimile of the signature of the President or Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be countersigned by the Corporation’s transfer agent or registrar of transfers.

8.3	TRANSFER

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

8.4	LOST OR DESTROYED CERTIFICATES

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, whereupon a replacement certificate may be issued.

8.5	TRANSFER AGENTS AND REGISTRARS

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

8.6	CLOSING STOCK TRANSFER BOOKS

The Board of Directors may close the transfer books in their discretion for a period not exceeding the sixty (60) days preceding any meeting, annual or special, of the stockholders, or the date appointed for the payment of a dividend.

8.7	FORM OF RECORDS

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

8.8	FIXING RECORD DATES

8.8.1 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

8.8.2 In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

8.9	REGISTERED STOCKHOLDERS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada

Article IX
Dividends

9.1	DECLARATION OF DIVIDENDS

Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and applicable law.

9.2	DIVIDEND RESERVE

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Article X
Fiscal Year

10.1	FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Article XI
INDEMNIFICATION

11.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, in each case to the fullest extent permissible under NRS 78.7502 and NRS 78.751, as amended from time to time, or the indemnification provisions of any successor statutes, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such conduct was unlawful.

11.2 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made with respect to any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

11.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

11.4 Any discretionary indemnification under subsections (a) or (b) unless ordered by a court or advanced pursuant to subsection (b) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination shall be made (1) by the stockholders; (2) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (3) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (4) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

11.5 Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding described in subsections (a) and (b) shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

11.6 The indemnification pursuant to subsections (a) and (b) and advancement of expenses authorized in or ordered by a court pursuant to this section (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court for the advancement of expenses made pursuant to subsection (b) may not be made to or on behalf of any director or officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

11.7 The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and liability and expenses incurred by such person in his or her capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

11.8 The other financial arrangements made by the Corporation pursuant to Section 11.7 may include the following: (i) The creation of a trust fund; (ii) The establishment of a program of self-insurance; (iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; (iv) The establishment of a letter of credit, guaranty or surety.

11.9 No financial arrangement made pursuant to Sections11.7 or 11.8 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

11.10 Any insurance or other financial arrangement made on behalf of a person pursuant to Sections 11.7 or 11.8 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation.

11.11 In the absence of fraud: (i) The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to Sections 11.7 or 11.8 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) The insurance or other financial arrangement: (1) Is not void or voidable; and (2) does not subject any director approving it to personal liability for such action even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

11.12 Any repeal or modification of this Article XI shall not impair or otherwise affect any rights, or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

11.13 This Article XI shall be liberally construed in favor of indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition and there shall be a rebuttable presumption that a claimant under this Article XI is entitled to such indemnification and the Corporation shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

11.14 Any finding that a person asserting a claim for indemnification pursuant to this Article XI is not entitled to such indemnification, and any information which may support such finding, shall be held in confidence to the extent permitted by law and shall not be disclosed to any third party.

11.15 If any provision of this Article XI shall be deemed invalid or unenforceable, the Corporation shall remain obligated to indemnification and advance expenses subject to all those provisions of this Article XI which are not invalid or unenforceable.

Dated: April 4, 2022	/s/ James D. Harrington
Secretary